EXHIBIT 10.3

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of June 3, 2014 is entered into between Washington Prime Group Inc., an Indiana corporation (the “Company”), and Myles H. Minton (“Executive”).

WHEREAS, in connection with the employment of the Executive with the Company as of the Effective Date (as defined below), including Executive providing services to the Partnership (as defined below), the Company and Executive wish to enter into an agreement provide for such services and compensation therefor under the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Definitions.

1.1                               “Cause” means: (a) Executive’s willful failure to perform or substantially perform the Executive’s duties with the Company; (b) illegal conduct or gross misconduct by the Executive that is willful and demonstrably and materially injurious to the Company’s business, financial condition or reputation; (c) the Executive’s indictment for, or entry of a plea of guilty or nolo contendere with respect to, a felony crime or a crime involving moral turpitude, fraud, forgery, embezzlement or similar conduct; or (d) Executive’s willful and material breach of any noncompetition or nonsolicitation restrictive covenants or confidentiality provisions set forth in any written agreement with the Company;  provided, however, that an action in (a) or (d) above will not be considered Cause unless the Executive has failed to cure such action (to the sole satisfaction of the Company) within 30 days after receiving written notice from the Company specifying with particularity the events allegedly giving rise to Cause.

1.2                               “Change in Control” means (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act’) (other than any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (“Outstanding Voting Securities”), (ii) a majority of the directors then comprising the Board of Directors (the “Incumbent Board”) are replaced within a twelve month period; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors, (iii) consummation of a reorganization, merger, consolidation or similar transaction involving the Company, unless, following any such transaction, (A) the beneficial owners of the Outstanding Voting Securities immediately prior to such transaction beneficially own more than sixty percent (60%) of the outstanding voting securities of the entity resulting from such transaction (including the entity that as a result of such transaction directly or indirectly owns the Company or all or substantially all of the Company’s assets) in substantially the same proportions as their ownership immediately prior to such transaction, (B) no person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation resulting from such transaction and any person beneficially owning immediately prior to such transaction, directly or indirectly, twenty-five percent (25%) or more of the Outstanding Voting Securities) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then-outstanding voting securities of the corporation resulting from such transaction entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement providing for such transaction, (iv) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition, (x) the beneficial owners of the Outstanding Voting Securities immediately prior to such transaction beneficially own more than sixty percent (60%) of the outstanding voting securities of the entity resulting from such transaction (including the entity that as a result of such transaction directly or indirectly owns the Company or all or substantially all of the Company’s assets) in substantially the same proportions as their ownership immediately prior to such transaction, (y) no person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation resulting from such transaction and any person beneficially owning immediately prior to such transaction, directly or indirectly, twenty-five percent (25%) or more of the Outstanding Voting Securities) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then-outstanding voting securities of the corporation resulting from such transaction entitled to vote generally in the election of directors, and (z) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement providing for such transaction; or (v) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

1.3                               “Effective Date” means June 3, 2014.

1.4                               “Good Reason” means the occurrence of any one of the following events without the prior written consent of the Executive: (a) a material diminution of the Executive’s base pay, duties, responsibilities, authorities, powers or functions as of the Effective Date; (b) a relocation that would result in the Executive’s principal location of employment being moved 50 miles or more away from his or her principal location as of the Effective Date and, as a result, the Executive’s commute increasing by 50 miles or more; or (c) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and perform the obligations of the Company hereunder as contemplated by Section 4.8; provided, however, that an action  described in (a) through (c) above will not be considered Good Reason unless the Executive has given the Company written notice thereof within 60 days after its occurrence, specifying with particularity the action that gives rise to Good Reason, and the Company has failed to remedy such action within 60 days after receiving such notice.

2.                                      Terms of Employment.

2.1                               The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the three-year anniversary thereof (the “Employment Period”);  provided that, on such three-year anniversary of the Effective Date and each annual anniversary of such date thereafter (each such date, a “Renewal Date”), unless previously terminated in accordance with the terms hereof, the Employment Period shall be automatically extended so as to terminate one year from such Renewal Date unless, at least 30 days prior to the Renewal Date, either party gives notice to the other that the Employment Period shall not be so extended.

2.2                               During the Employment Period, Executive shall serve the Company as its Chief Operating Officer and shall perform customary and appropriate duties as may be reasonably assigned to the Executive from time to time by the Company and shall provide services to Washington Prime Group. L.P. The Executive shall report to the Chief Executive Officer.

2.3                               During the Employment Period, Executive shall receive an annual base salary at the rate of $415,000, subject to increase from time to time, less applicable income tax and other legally required withholding and any deductions that Executive voluntarily authorizes in writing. In addition, Executive will be eligible (a) for an annual bonus under the Company’s annual incentive plan, with a target annual bonus initially established at 75% to 150% of base salary; (b) to participate in long-term cash and equity incentive plans and programs, if available, applicable generally to executives of the Company, and (c) to participate in welfare benefit and fringe benefit plans, practices, policies and programs provided by the Company, if available.

3.                                      Separation Pay.

3.1                               Not for Cause Separation Pay. If after the Effective Date (a)(i) the Company terminates Executive’s employment other than for Cause or (ii) Executive terminates his or her employment for Good Reason (within six months after such Good Reason event occurs) and (b) a Change in Control has not occurred, the Company shall pay to the Executive a lump sum payment equal to the Executive’s annual base salary in effect immediately prior to the date of termination (the “Not for Cause Separation Payment”), contingent upon the Executive executing and returning to the Company (and not revoking) a general release of claims against the Company in a form reasonably acceptable to the parties hereto (a “Release”), which Release must be delivered to the Company and the period in which it may be revoked must have expired not later than thirty 30 days after the date of termination (the “Release Deadline”). Except as provided in Section 3.3, the Not for Cause Separation Payment shall be payable (if the conditions of this Section 3.1 are satisfied) in a lump sum on the fifth business day following the Release Deadline.

3.2                               Change in Control Separation Pay.  If (a)(i) the Company terminates Executive’s employment other than for Cause or (ii) Executive terminates his or her employment for Good Reason (within six months after such Good Reason event occurs) and (b) a Change in Control has occurred within the 24-month period preceding the effective date of termination, the Company shall pay to the Executive, in lieu of the payments and benefits described in Section 3.1, a lump sum payment equal to the sum of (i) the Executive’s annual base salary in effect immediately prior to the date of termination and (ii) the Executive’s target annual bonus for the year in which the date of termination occurs (the “Change in Control Separation Payment”), contingent upon the Executive executing and returning to the Company  (and not revoking) a Release, which Release must be delivered to the Company and the period in which it may be revoked must have expired not later than the Release Deadline. Except as provided in Section 3.3, the Change in Control Separation Payment shall be payable (if the conditions of this Section 3.2 are satisfied) in a lump sum on the fifth business day following the Release Deadline. In addition, if the Change in Control Separation Payment becomes payable as provided herein, and unless otherwise agreed to by the Executive, any service-based vesting conditions on any outstanding long-term incentive awards held by Executive will be waived on the fifth business day following the Release Deadline.

3.3                               Section 409A. Notwithstanding the foregoing provisions of this Section 3, if the Executive is a “specified employee” (within the meaning of Section 409A (“409A”) of the Internal Revenue Code of 1986, as amended (the “Code”)) when the termination occurs, amounts and benefits that are deferred compensation (within the meaning of 409A) that would otherwise be payable or provided under Section 3 during the six-month period immediately following the date of termination shall instead be paid, with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code, on the first business day after the earlier of (a) the date of the Executive’s death and (b) the date that is six months following the date of termination. For the avoidance of doubt, (x) the parties hereto acknowledge that the severance payments and benefits described in this Agreement are intended to be exempt from and/or not considered “deferred compensation” under 409A, (y) with respect to any payments or benefits that are nonqualified deferred compensation within the meaning of 409A, any reference to “termination of employment” within the meaning of this Section 3 means a “separation for service” under 409A and (z) each payment under this Agreement shall be treated as a separate payment for purposes of 409A.

3.4                               Withholding Tax. The Company may withhold from any payments to the Executive under this Agreement any required federal, state, city, or other withholding taxes.

4.                                      General Provisions.

4.1                               Notices. Any notice required or permitted hereunder shall be made in writing, addressed as set forth below, (a) by actual delivery of the notice into the hands of the other party (deemed received on the date of actual receipt), (b) by the mailing of the notice by first class mail, certified or registered mail, return receipt requested, postage prepaid (deemed received on the third business day after the mailing date) or (c) by nationally recognized overnight delivery service (deemed received on the next business day following the date of its delivery by the sender to such service). Any notice to the Company shall be delivered to Washington Prime Group Inc., Bethesda Crossing, 7315 Wisconsin Avenue, Bethesda, Maryland 20814, Attention: Chief Executive Officer. Any notice to the Executive shall be delivered to Executive’s last address on record at the Company.

4.2                               Amendment and Waiver; Non-Waiver of Breach. No amendment or modification of this Agreement shall be valid or binding upon (a) the Company unless made in writing and signed by a duly authorized officer of the Company or (b) the Executive unless made in writing and signed by him or her. No failure by either party to declare a default due to any breach of any obligation under this Agreement by the other, nor failure by either party to act quickly with regard thereto, shall be considered to be a waiver of any such obligation, or of any future breach.

4.3                               Severability. If any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

4.4                               Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to principles of conflict of laws.  Venue for a dispute in respect of this Agreement shall be the federal courts located in Washington, D.C.

4.5                               Entire Agreement. This Agreement contains all of the terms agreed upon by the Company and the Executive with respect to the subject matter hereof and supersedes all prior agreements, arrangements and communications between the parties dealing with the subject matter hereof, whether oral or written. To the extent this Agreement conflicts with any terms, conditions or agreements set forth in any Company plan, policy or manual, the terms of this Agreement shall govern.

4.6                               Headings; Counterparts. Numbers and titles to paragraphs and sections hereof are for information purposes only and, where inconsistent with the text, are to be disregarded. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, shall be and constitute one and the same instrument.

4.7                               Knowing and Voluntary Execution. Each of the parties hereto has carefully read and considered all of the terms of this Agreement. Each of the parties has freely, willing and knowingly entered into this Agreement with the intent to be bound by it.

4.8                               Assignment; Successors and Assigns. This Agreement may, and shall be, assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Company, and any such successor shall be deemed substituted for all purposes for the “Company” under the terms of this Agreement (other than for the purpose of determining whether a Change in Control has occurred). Notwithstanding such assignment, the Company (if it survives) shall remain, along with such successor, jointly and severally liable for all its obligations hereunder. Except as herein provided, this Agreement may not otherwise be assigned by the Company or Executive.

[Signature Page Follows]

[Signature Page to Employment Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

WASHINGTON PRIME GROUP INC.

By:	/s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer

/s/ Myles H. Minton
Myles H. Minton